EXHIBIT 99.(l)
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE
NEW YORK, NY 10036-6522
(212) 735-3000
November 14, 2007
Highland Capital Multi-Strategy Fund
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240

Re:	Highland Capital Multi-Strategy Fund
Registration Statement on Form N-2
(File Nos. 333-143345 and 811-22073)
Ladies and Gentlemen:
     We are acting as special counsel to Highland Capital Multi-Strategy Fund, a statutory trust created under the Delaware Statutory Trust Act (the “Trust”), in connection with the initial public offering by the Trust of up to 5,000,000 shares of the Trust’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”).
     This opinion is being furnished in accordance with the requirements of Exhibit (l) of the Form N-2 Registration Statement of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act on Form N-8A, as filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2007, (ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-143345 and 811-22073) as filed with the Commission on May 30, 2007 under the 1933 Act and the 1940 Act; (iii) Pre-Effective Amendment No. 1 to the Registration Statement as filed with the Commission on August 29, 2007; (iv) Pre-Effective Amendment No. 2 to the Registration Statement as filed with the Commission on October 23, 2007; (v) Pre-Effective Amendment No. 3 to the Registration Statement as filed with the

Highland Capital Multi-Strategy Fund
November 14, 2007

Commission on November 5, 2007; (vi) Pre-Effective Amendment No. 4 to the Registration Statement being filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (vii) the form of Distribution Agreement (the “Distribution Agreement”) proposed to be entered into by and among the Trust, as issuer, Highland Capital Management, L.P., as investment adviser to the Trust, and UBS Financial Services Inc. (the “Distributor”), filed as an exhibit to the Registration Statement; (viii) the Certificate of Trust of the Trust, as filed with the Secretary of the State of Delaware on May 23, 2007; (ix) the Agreement and Declaration of Trust of the Trust, dated as of May 23, 2007 and certified by the Secretary of the Trust as currently in effect (the “Agreement and Declaration of Trust”); (x) the By-Laws of the Trust, filed as an exhibit to the Registration Statement; and (xi) certain resolutions of the Board of Trustees of the Trust relating to the issuance and sale of the Common Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Trust, its trustees and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the Distribution Agreement will be executed and delivered in substantially the form reviewed by us and that the “certificateless” shares will be registered on the stock records of the Trust by the transfer agent and registrar for the Common Shares. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.
     Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to any laws other than Delaware trust law.
     Based upon and subject to the foregoing, we are of the opinion that, when (i) the Registration Statement becomes effective under the 1933 Act and the 1940 Act; (ii) the Distribution Agreement has been duly executed and delivered; and (iii) the Common Shares have been registered on the stock records of the Trust by the transfer agent and registrar and have been paid for by the Distributor at a price per share not less than the per share par value of the Common Shares as contemplated by the Distribution Agreement, the issuance and sale of the Common Shares will have been duly authorized, and the Common Shares will be validly issued, fully paid and nonassessable.

Highland Capital Multi-Strategy Fund
November 14, 2007

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP